Exhibit 10.2

INCREMENTAL FACILITY AMENDMENT

April 3, 2013

To:	Toronto Dominion (Texas) LLC,

as Agent

31 West 52nd Street

New York, New York 10019

Attention: Bernadette Collins

Re: Incremental Term Loans

Ladies and Gentlemen:

We refer to the Credit Agreement, dated as of October 27, 2011 (as amended to date, the “Credit Agreement”), among Compass Group Diversified Holdings LLC, a Delaware limited liability company (“Borrower”), the Lenders party thereto and Toronto Dominion (Texas) LLC, as Agent for the Lenders (in such capacity, the “Agent”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

1. Request for Additional Loans. Pursuant to Section 2.1.3 of the Credit Agreement, the Borrower has requested Incremental Term Loans (collectively, the “Incremental Term Loans”) in an aggregate amount equal to $30,000,000.

2. Agreement to Make Loans. Each of the Lenders listed on the signature pages hereto under the caption “Lenders” (individually, an “Incremental Term Lender” and, collectively, the “Incremental Term Lenders”) hereby agrees, subject to satisfaction of the conditions precedent set forth in paragraph 4 of this letter (this “Amendment”), that it will, on April 3, 2013 (the “Incremental Facility Effective Date”), make Incremental Term Loans to the Borrower in the respective amounts set forth opposite its name on Schedule I hereto.

3. Terms of Incremental Term Loans; Amendment to Credit Agreement.

(i) Each Incremental Term Loan shall be a Term Loan for all purposes of the Credit Agreement, and each payment to be applied to the Term Loans pursuant to Section 2.12.2 of the Credit Agreement or otherwise on or after the Incremental Facility Effective Date shall be applied to all Term Loans (including the Incremental Term Loans) held by the Lenders in accordance with their respective Pro Rata Shares thereof.

(ii) None of the proceeds of the Incremental Term Loans shall be used to repay, in whole or in part, the Term Loans outstanding as of the Incremental Facility Effective Date.

(iii) Subject to satisfaction of the conditions precedent set forth in paragraph 4 of this Amendment, the first sentence of Section 2.11.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Term Loans shall be paid, for the account of each Lender according to its Pro Rata Share thereof, in equal installments of $712,500 each on the last day of each Fiscal Quarter, commencing on June 30, 2013.”

(iv) Borrower shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent not later than (a) if the Incremental Term Loans are to be Base Rate Loans, 11:00 a.m. New York time on the Incremental Facility Effective Date, and (b) if the Incremental Term Loans are to be Base Rate Loans LIBOR Loans, 12:00 noon New York time at least three Business Days prior to the Incremental Facility Effective Date. Such notice shall be effective upon receipt by Agent, shall be irrevocable, and shall specify, in the form of a Borrowing Notice, the type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Not later than 1:00 p.m. New York time on the Incremental Facility Effective Date, each Incremental Term Lender shall provide Agent at the office specified by Agent with immediately available funds covering such Lender’s applicable portion of the Incremental Term Loans and, so long as Agent has not received written notice that the conditions precedent set forth in paragraph 4 have not been satisfied, Agent shall pay over the funds received by Agent to Borrower on the requested borrowing date. The failure of a Defaulting Lender to fund its portion of the Incremental Term Loans shall not relieve any other Incremental Term Lender of its obligation to fund its portion thereof, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulting Lender to fund its portion of the Incremental Term Loans required hereunder.

4. Conditions Precedent to Incremental Facility Effective Date. The obligation of each Incremental Term Lender to make any Incremental Term Loan is subject to the satisfaction of the following conditions precedent on or prior to the Incremental Facility Effective Date:

(i) receipt by the Agent of a counterpart of this Amendment executed by Borrower, Agent and each Incremental Term Lender;

(ii) receipt by the Agent of a certificate of a senior financial officer of the Borrower dated the Incremental Facility Effective Date:

(A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to the execution, delivery and performance by such Obligor of this Amendment;

(B) certifying that, before and after giving effect to this Amendment and the transactions contemplated hereby,

(x) the representations and warranties of Borrower set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date),

(y) no Default or Event of Default has occurred and is continuing; and

(z) the Borrower would be in compliance on a pro forma basis with the covenants set forth in Section 7.14 as of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available as if the Incremental Term Loans had been made on the first day of such Fiscal Quarter, and providing calculations demonstrating the foregoing.

(iii) each Incremental Term Lender requesting a Note on or prior to the date of this Amendment shall have received a Note duly executed and delivered by the Borrower;

(iv) payment by the Borrower of all reasonable and documented costs and expenses incurred by the Agent in connection with this letter and the transactions contemplated hereby and otherwise owing pursuant to Section 10.4 of the Credit Agreement;

(v) the Agent shall have received notice of the borrowing of the Incremental Term Loans from the Borrower pursuant to paragraph 3(iii) above; and

(vi) each of the conditions set forth in Section 4.2 of the Credit Agreement shall have been satisfied.

5. Miscellaneous.

(i) This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

(ii) This Amendment is an amendment to the Credit Agreement as contemplated by Section 2.1.3(e) of the Credit Agreement.

(iii) This Amendment shall be a contract made under and governed by the internal laws of the State of NEW YORK.

(iv) THE BORROWER, THE AGENT AND THE INCREMENTAL TERM LENDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ James J. Bottiglieri
Name:	James J. Bottiglieri
Title:	Chief Financial Officer

[Incremental Facility Amendment]

TORONTO DOMINION (TEXAS) LLC,
as Agent and Incremental Term Lender

By:	/s/ Bebi Yasin
Name:	Bebi Yasin
Title:	Authorized Signatory

[Incremental Facility Amendment]

Schedule I

Incremental Term Lenders and Incremental Term Loans

Incremental Term Lender	Incremental Term Loan Amount
Toronto Dominion (Texas) LLC	$30,000,000

Total:	$30,000,000